EXHIBIT 99.2

FXIT Engages BUYINS.NET to Monitor Market Maker's Compliance with SEC's Fair Market-Making Requirements

NEW YORK, May 24, 2011 (BUSINESS WIRE) -- FXIT (OTCBB: FXIT) (OTCQB: FXIT), a leading online provider of foreign exchange, or FX, trading and related services, announced today that the company has engaged BUYINS.NET to monitor compliance with SEC's Fair Market-Making Requirements.
Recent activity in the stock has prompted the company on behalf of shareholders to look into potential violations of FINRA's Fair Market-Making Requirements. According to BUYINS.NET's Short Sale Data, approximately 56% of the previous 27 trading days have been negative or bearish-biased. In addition, the total aggregate number of shares shorted since December 2010 is approximately 4.19 million shares out of 9.86 million shares traded or approximately 42.54% of daily trading volume has been short selling.

BUYINS.NET has advised the company that they suspect that certain market-makers may be participating in activities that are related to speculative selling strategies or investment purposes of a broker-dealer and those activities are disproportionate to the usual market making patterns or practices of the broker-dealer in that security.

Forex International Trading CEO Darren Dunckel commented "As a company our goal is to provide our shareholders with an open line of communication and encourage a fair trading market in our stock so all shareholders can participate equally. As part of our efforts to have an open line of communication, it has come to my attention that several stock promotion sites have been calling into question the legitimacy of our earnings, I encourage anyone who has questions about our earnings to review our filings and join our call on Wednesday May 25, 2011 so we can discuss them."

Conference Call

As previously announced, FXIT will host a conference call to discuss the results as well as the Company's business outlook for the remainder of the year. The call will take place after the close of the market on Wednesday May 25, 2011 at 4:15 p.m. (EDT) and will be open to all shareholders and interested parties. The conference call will be conducted by President and CEO, Darren Dunckel, and will be available by dialing 712-432-0900. The conference ID number is 758771.

About Forex International Trading Corp.

Headquartered in New York, NY, Forex International Trading Corp. operates an offshore advanced online trading platform for Forex markets to non U.S. residents. The Company focuses on providing individual and institutional investors with a platform for buying and selling currencies, precious metals and commodity futures. The company's platforms allow self-directed, broker-assisted, and managed accounts. Through the platforms, customers have access to over 20 currencies and bullion deliveries. The Foreign Currency Market ("Forex" or "FX") is created by the global exchange of currencies. According to the Bank for International Settlements, the average daily turnover, or, volume in the Global FX market in April 2010 was $4 Trillion compared to only $1.2 Trillion in 2001 (Wall Street Journal, Sept. 1, 2010). Historically, access to the FX market was only available to governments, commercial banks, corporations, and other large financial institutions. The Company is now capitalizing on the growth of online currency trading through its state of the art web-based trading platforms.

For more information, please visit: http://www.forex-international-trading.com
Forward-Looking Statements: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, whether Forex International Trading Corp. can successfully execute its operating plan; its ability to integrate acquired companies and technology; its ability to retain key employees; its ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; and whether Forex International Trading Corp. can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Forex International Trading Corp. does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

SOURCE: Forex International Trading Corp

CONTACT:

Investor Relations Core Consulting Group Paul DeRiso, 925-465-6088 paul@coreconsultingroup.com
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